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EXHIBIT 4.1


                          SECURITIES PURCHASE AGREEMENT


            THIS SECURITIES PURCHASE AGREEMENT, dated as of June 11, 2001 (this "Agreement"), is entered into by and between FLOUR CITY INTERNATIONAL, INC., a Nevada corporation (the "Company"), and DIMENSIONAL PARTNERS, L.P. and DIMENSIONAL PARTNERS, LTD. (together, the "Purchasers").


                              W I T N E S S E T H:

            WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemptions from registration provided by Regulation D ("Regulation D") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and/or Section 4(2) of the Securities Act;

            WHEREAS, the Purchasers wish to purchase, and the Company wishes to issue and sell, for an aggregate purchase price of $2,500,000 (the "Purchase Price"), upon the terms and conditions of this Agreement, $2,500,000 aggregate principal amount of the Company's 8 1/2% Subordinated Secured Convertible Debentures (the "Debentures"), which Debentures shall be in the form attached as Exhibit A hereto, and warrants (the "Warrants") to purchase an aggregate of 389,916 shares (as such number may be adjusted pursuant to the terms of the Warrants) of the Company's Common Stock, par value $.0001 per share (the "Common Stock"), which Warrants shall be in the form attached as Exhibit B hereto; and

            WHEREAS, the Debentures shall be convertible into shares of the Company's Common Stock on the terms set forth therein and the Warrants may be exercised for the purchase of Common Stock on the terms set forth therein.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    AGREEMENT TO PURCHASE; CLOSING

      a. PURCHASE OF DEBENTURES AND WARRANTS. Subject to the terms and conditions set forth herein, the Company hereby agrees to issue and sell to the Purchasers, and each Purchaser hereby agrees to purchase from the Company, such number of Debentures and Warrants at the


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Closing (as such term is defined in Section 1.b. hereof) as is listed on its signature page hereto, for an aggregate purchase price of $2,500,000.

      b. CLOSING. The closing (the "Closing") of the purchase and sale of the Debentures and Warrants will take place at the offices of the Company on June 11, 2001, or at such other place and time as mutually agreed by the Purchasers and the Company. The date of the Closing is referred to herein as a "Closing Date." At the Closing, the Company will deliver to the Purchasers the Debentures and Warrants purchased as set forth in Section 1.a. hereof, against payment of the Purchase Price by wire transfer of immediately available funds payable to the Company. The Debentures and Warrants shall be registered in each Purchaser's name or the name of its nominee(s) in such denominations as the Purchasers shall request pursuant to instructions delivered to the Company not less than two days prior to the Closing Date.

      c. PURCHASE PRICE ALLOCATION. The parties to this Agreement hereby agree to allocate 80% of the Purchase Price to the Debentures and 20% of the Purchase Price to the Warrants (the "Price Allocation") and to file all U.S. federal, state and local income and franchise tax returns ("Tax Returns") consistent with the Price Allocation (unless required otherwise by a "determination" within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The parties to the Agreement further agree to file all Tax Returns consistent with such treatment (unless required otherwise by a "determination" within the meaning of Section 1313(a) of the
Code).

2.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS; ACCESS TO
      INFORMATION; INDEPENDENT INVESTIGATION

            Each of the Purchasers severally represents and warrants to, and covenants and agrees with, the Company as follows:

      a. The Purchaser is: (i) experienced in making investments of the kind contemplated by this Agreement; (ii) able, by reason of the business and financial experience of its management, to protect its own interests in connection with the transactions contemplated by this Agreement; (iii) able to afford the entire loss of its investment in the Debentures and Warrants; and (iv) an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

      b. The Purchaser is acquiring the Securities for its own account for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered under the Securities Act. The Purchaser has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with its purposes.

      c. All subsequent offers and sales of the Debentures and Warrants and the Common Stock issuable upon conversion of the Debentures or exercise of the Warrants by the Purchasers shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from such registration.

      d. The Purchaser understands that the Debentures and the Warrants are being offered and sold to it in reliance upon exemptions from the registration requirements of the United States


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federal securities laws, and that the Company is relying upon the truth and accuracy of the Purchaser's representations and warranties, and the Purchaser's compliance with its agreements, each as set forth herein, in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Debentures and the Warrants.

      e. The Purchaser: (i) has been provided with information with respect to the business of the Company, including, without limitation, the Company's Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2001 (the "Quarterly Report") and Annual Report on Form 10-K for the period ended October 31, 2000 (the "Annual Report"); and (ii) has had access to management of the Company and the opportunity to ask questions of the management of the Company.

      f. The Purchaser has the requisite corporate or limited partnership power and authority to enter into this Agreement, the registration rights agreement (the "Registration Rights Agreement"), dated as of the date hereof, between the Company and the Purchasers relating to the Debentures and the Warrants and the Common Stock issuable upon the conversion of the Debentures or exercise of the Warrants, and in the form attached hereto as Exhibit C, the Junior Security Agreement, dated as of the date hereof, between the Company and the Purchasers, securing the obligations of the Company under the Debentures and in the form attached hereto as Exhibit D (the "Company Security Agreement"), the Junior Security Agreement, dated as of the date hereof, between Flour City Architectural Metals, Inc. (the "Domestic Operating Sub") and the Purchasers, securing the obligations of the Domestic Operating Sub under the Guaranty (as defined below) and in the form attached hereto as Exhibit E (the "Domestic Sub Security Agreement"), and the Guaranty, dated as of the date hereof, by the Domestic Operating Sub in favor of the Purchasers, guaranteeing the obligations of the Company under the Debentures and in the form attached hereto as Exhibit F (the "Guaranty" and, together with the Company Security Agreement and the Domestic Sub Security Agreement, the "Security Agreements").

      g. This Agreement, the Registration Rights Agreement, each of the Security Agreements and the transactions contemplated hereby and thereby have been duly and validly authorized by the Purchaser and such agreements, when executed and delivered by each of the other parties thereto will each be a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except to the extent that enforcement of such agreements may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

3.    REPRESENTATIONS OF THE COMPANY

            The Company represents and warrants to the Purchasers that, other than as set forth on the Company Schedule attached hereto as SCHEDULE 3:

      a. ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each of the Company's subsidiaries, if any, is a corporation duly organized, validly existing and in good standing under the laws of its


                                       3

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respective jurisdiction of incorporation. Each of the Company and its subsidiaries, if any, is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the Company and its subsidiaries, taken as a whole.
Schedule 3.a. lists all subsidiaries of the Company and, except as noted therein, all of the outstanding capital stock of all such subsidiaries is owned of record and beneficially by the Company. The Company and its subsidiaries have all requisite corporate power and authority, and hold all licenses, permits and other required authorizations from governmental authorities, necessary to conduct their business as it is now being conducted or proposed to be conducted and to own or lease their properties and assets as they are now owned or held under lease.

      b. CAPITALIZATION. On the date hereof, the authorized capital of the Company consists of 50,000,000 shares of Common Stock, par value $.0001 per share, and 5,000,000 shares of Preferred Stock, par value $.0001 per share ("Preferred Stock"). On the date hereof, 5,375,477 shares of Common Stock are issued and outstanding and no shares of Preferred Stock are issued or outstanding. Schedule 3.b. sets forth all of the options, warrants and convertible securities of the Company, and any other rights to acquire securities of the Company (collectively the "Derivative Securities") which are outstanding on the date hereof, including in each case: (i) the name and class of such Derivative Securities; (ii) the issue date of such Derivative Securities; (iii) the number of shares of Common Stock or Preferred Stock of the Company into which such Derivative Securities are convertible as of the date hereof; (iv) the conversion or exercise price or prices of such Derivative Securities as of the date hereof; (v) the expiration date of any conversion or exercise rights held by the owners of such Derivative Securities; and (vi) any registration rights associated with such Derivative Securities. Schedule 3.b. also sets forth all registration rights associated with or covering the Common Stock or Preferred Stock. All outstanding securities of the Company are validly issued, fully paid and nonassessable. No stockholder of the Company is entitled to any preemptive rights with respect to the purchase of or sale of any securities by the Company. Except as contemplated herein, none of the shares of capital stock of the Company is reserved for any purpose, and the Company is neither subject to any obligation (contingent or otherwise), nor has any option, to repurchase or otherwise acquire or retire any shares of its capital stock. No antidilution adjustments with respect to the outstanding securities of the Company will be triggered by the issuance of the securities contemplated hereby.

      c. CONCERNING THE DEBENTURES AND THE WARRANTS. The Debentures and Warrants, and the Common Stock issuable upon conversion of the Debentures and upon exercise of the Warrants (all of such securities, collectively, the "Securities"), when issued, will be duly and validly issued, fully paid and non-assessable, will be free and clear of any liens imposed by or through the Company, will not be subject to preemptive rights and will not subject the holder thereof to personal liability by reason of being such a holder. There are currently no preemptive rights of any stockholder of the Company, as such, to acquire the Debentures or the Warrants, or the Common Stock issuable pursuant to the terms of the Debentures or the Warrants.

      d. REPORTING COMPANY STATUS. The Company's Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company files reports with the Commission pursuant to
Section 12 and/or 15(d) of the Exchange Act. The Company has complied in all material respects with the filing requirements under


                                       4

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either Section 13(a) or 15(d) of the Exchange Act and the applicable rules and regulations of the Commission promulgated thereunder. The Common Stock is listed and traded on The Nasdaq Stock Market ("Nasdaq") and the Company is not aware of any pending or contemplated action or proceeding of any kind to suspend the trading of the Common Stock.

      e. AUTHORIZED SHARES. The Company has available and has reserved a sufficient number of authorized and unissued shares of Common Stock as may be necessary to effect the conversion of the Debentures and the exercise of the Warrants. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of shares of Common Stock upon the conversion of the Debentures and the exercise of the Warrants. The Company further acknowledges that its obligation to issue shares of Common Stock upon conversion of the Debentures and upon exercise of the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. ss. 101 ET SEQ. (the "Bankruptcy Code"). In the event the Company becomes a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ss. 362 in respect of the conversion of the Debentures and the exercise of the Warrants. At the direction of the Purchaser, the Company agrees, without cost or expense to the Purchaser, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. ss. 362.

      f. LEGALITY. The Company has the requisite corporate power and authority to enter into this Agreement, the Registration Rights Agreement and the Company Security Agreement and to issue and deliver the Debentures, the Warrants and the Common Stock issuable upon conversion of the Debentures and the exercise of the Warrants. The Domestic Operating Sub has the requisite corporate power and authority to enter into the Domestic Sub Security Agreement and the Guaranty.

      g. TRANSACTION AGREEMENTS. This Agreement, the Debentures, the Warrants, the Registration Rights Agreement and the Security Agreements (collectively, the "Primary Documents") and the transactions contemplated hereby and thereby have been duly and validly authorized by the Company and any of its subsidiaries parties thereto; this Agreement and the other Primary Documents have been duly executed and delivered by the Company and any of its subsidiaries parties thereto and are each the legal, valid and binding agreement of the Company and any of its subsidiaries parties thereto, enforceable in accordance with their respective terms, except to the extent that enforcement of each agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity. All of the Collateral (as defined in the Security Agreements) located in the United States belonging to the Company or any of its subsidiaries is located in the State of Tennessee and is and will be covered by the security interests of the Security Agreements.

      h. NON-CONTRAVENTION. The execution and delivery of this Agreement and each of the other Primary Documents, and the consummation by the Company of the transactions contemplated by this Agreement and each of the other Primary Documents, does not and will not (i) result in a violation of the Articles of Incorporation or By-laws of the Company or its


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subsidiaries, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (foreign or domestic and including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any material property or asset of the Company or any of its subsidiaries is bound or affected. Neither the filing of the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied on or prior to the date hereof, for or relating to the registration of any shares of the Common Stock.

      i. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the entry into or the performance of this Agreement and the other Primary Documents.

      j. SEC DOCUMENTS, FINANCIAL STATEMENTS. Since June 29, 1998 the Company has filed all reports, schedules, forms and statements required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (the "SEC Documents"). As of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents were prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries and results of their operations and cash flows for the periods covered thereby (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      k. UNDISCLOSED LIABILITIES. The Company has no material obligation or liability (whether accrued, absolute, contingent, unliquidated, or otherwise, whether due or to become due) arising out of transactions entered into at or prior to the Closing of this Agreement, or any action or inaction at or prior to the Closing of this Agreement, or any state of facts existing at or prior to the Closing of this Agreement, except (a) liabilities reflected on the latest balance sheet included in the SEC Documents (the "Company Balance Sheet"), (b) liabilities incurred in the ordinary course of business since the date of the Company Balance Sheet (none of which is a liability for breach of contract, breach of warranty, torts, infringements, claims or lawsuits) and (c) liabilities or obligations disclosed on Schedule 3.k. hereto.

      l. STABILIZATION AND MANIPULATION. Neither the Company, nor, to the knowledge of the Company, any of its affiliates or their respective agents, officers, directors or employees has taken or may take, directly or indirectly, any action designed to cause or result in, or which has


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constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock.

      m. ABSENCE OF CERTAIN CHANGES. Except as disclosed to the Purchasers and in the Company's public filings with the Commission, since October 31, 2000 there has been no material adverse change nor any material adverse development in the business, properties, operations, financial condition, prospects, outstanding securities, employee relations, customer relations or results of operations of the Company or its subsidiaries, taken as a whole (each, a "Material Adverse Effect").

      n. ENVIRONMENTAL. Except as disclosed in the SEC Documents, and except for instances of noncompliance with or exceptions to the following that could not have, individually or in the aggregate, a Material Adverse Effect: (i) the Company and its subsidiaries are in full compliance with all environmental laws; (ii) the Company is not aware of, nor has the Company received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of the Company and its subsidiaries with all environmental laws; (iii) the Company and its subsidiaries have obtained all permits, licenses, and authorizations that are required under applicable environmental laws, and all such permits, licenses, and authorizations are in good standing and the Company is in compliance with all of the terms and conditions thereof; and (iv) no hazardous materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or released from any of the properties of the Company or its subsidiaries, except in compliance with applicable environmental laws. The Company and its subsidiaries are not subject to any outstanding or, to the best of their knowledge, threatened order from or agreement with any governmental authority or other person or subject to any judicial or administrative proceeding with respect to (A) failure to comply with environmental laws, (B) remedial action, or (C) any environmental liabilities.

      o. TITLE TO PROPERTIES; LIENS AND ENCUMBRANCES. The Company and its subsidiaries have good and marketable title to all of their material properties and assets, both real and personal, and have good title to all their leasehold interests, in each case subject only to mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges (collectively, "Liens") created in the ordinary course of business. The security interests which, simultaneously with the execution and delivery of the Debentures, have been created and granted under the Security Agreements constitute valid and, assuming appropriate filings are made, perfected security interests on the properties and assets covered by the Security Agreements, subject to no prior or equal Lien except as permitted under the Security Agreements and listed on Schedule 3.o as being prior or equal to such security interests so created and granted by the Security Agreements. The only filing required to perfect the security interests under the Company Security Agreement is a UCC-1 filing with the Secretary of State of Tennessee. The only filing required to perfect the security interests under the Domestic Sub Security Agreement is a UCC-1 filing with the Secretary of State of Tennessee.

      p. PROPRIETARY RIGHTS. The Company and its subsidiaries have sufficient title and ownership of all trademarks, service marks, trade names, internet domain names, copyrights, trade secrets, information, proprietary rights and processes necessary for the conduct of their


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business as now conducted and as proposed to be conducted, and, to the knowledge of the Company, such business does not conflict with or constitute an infringement on the rights of others.

      q. PERMITS. The Company and its subsidiaries have all franchises, permits, licenses and any similar authority necessary for the conduct of their business as now conducted, the lack of which could result in a Material Adverse Effect. The Company and its subsidiaries are not in default in any respect under any of such franchises, permits, licenses or similar authority.

      r. ABSENCE OF LITIGATION. Except as disclosed in the Company's public filings with the Commission, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, in which an unfavorable decision, ruling or finding could have a Material Adverse Effect or adversely affect the transactions contemplated by the Primary Documents or the validity or enforceability of, or the authority or ability of the Company or the Domestic Operating Sub to perform its obligations under, the Primary Documents.

      s. NO DEFAULT. Each of the Company and its subsidiaries is not in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound which default could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

      t. TRANSACTIONS WITH AFFILIATES. Except as disclosed in the Company's public filings with the Commission, there are no agreements, understandings or proposed transactions between the Company or any of its subsidiaries and any of their officers, directors or affiliates that, had they existed on October 31, 2000, would have been required to be disclosed in the Company's Annual Report or an amendment thereto.

      u. EMPLOYMENT MATTERS. The Company and its subsidiaries are in material compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. There are no pending investigations involving the Company or any of its subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of its subsidiaries. No representation question exists respecting the employees of the Company or any of its subsidiaries and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of its subsidiaries. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent.


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      v. ERISA MATTERS. Except as set forth in the Company's public filings with the Commission, neither the Company nor any ERISA Affiliate of the Company (as defined below) maintains, administers, contributes to or is obligated to contribute to any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, without limitation, any multiemployer plan as defined in Section 3(37) of ERISA; employee welfare benefit plan (as defined in Section 3(1) of ERISA); or bonus, deferred compensation, stock purchase, stock option, severance plan, salary continuation, vacation, sick leave, fringe benefit, incentive, insurance, welfare or similar arrangement (all of the foregoing being hereafter referred to as a "Plan" and collectively as the "Plans") with respect to any of its employees. The Company (i) has materially complied with all of the provisions of each such Plan and all applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), (ii) has administered each such Plan (including the payment of benefits thereunder) in accordance with the material provisions of each such Plan and all applicable material provisions of ERISA and the Code, and (iii) no penalties under ERISA or any other applicable law or regulation are owed to any Plan participant, beneficiary and/or governmental authority with respect to the failure to file any reports or other information required under ERISA or any other applicable law or regulation or to distribute or make available any such reports or other information. The Company has timely made all required contributions to each such Plan. No such Plan is subject to Title IV of ERISA or has at any time been subject to section 3(2) of ERISA or a "multiemployer plan" within the meaning of Section 3(37) of ERISA or
Section 4001(a)(3) of ERISA. None of the Plans is under investigation or audit by either the United States Department of Labor or the Internal Revenue Service. For these purposes, "ERISA Affiliate" means all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control and all other entities which, together with the Company, are treated as a single employer under any or all of section 414(b), (c), (m) or (o) of the Code on either the date of this Agreement or the Closing Date.

      w. INSURANCE. The Company and its subsidiaries maintain property and casualty, general liability, personal injury and other similar types of insurance that are reasonably adequate, consistent with industry standards and their historical claims experience. The Company and its subsidiaries have not received notice from, and have no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company or its subsidiaries) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy covering the Company or any of its subsidiaries presently in force.

      x. TAXES. All applicable tax returns required to be filed by the Company and each of its subsidiaries have been prepared and filed in compliance with all applicable laws and were true, correct and complete in all material respects when filed, or if not yet filed have been granted extensions of the filing dates which extensions have not expired, and all taxes, assessments, fees and other governmental charges upon the Company, its subsidiaries, or upon any of their respective properties, income or franchises, required to be paid by the Company or its subsidiaries have been paid, or adequate reserves therefor have been set up if any of such taxes are being contested in good faith; or if any of such tax returns have not been filed or if any such taxes have not been paid or so reserved for, the failure to so file or to pay would not in the aggregate have a Material Adverse Effect. All amounts required to be withheld by the Company or any of its subsidiaries from employees for income, social security and other payroll taxes have

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been collected and withheld and have either been paid to the appropriate agency, set aside in accounts for such purpose or accrued and reserved upon the books and records of the Company or the appropriate subsidiary. There were no tax liens on any of the Company's or its subsidiaries' assets that arose in connection with the failure, or alleged failure, to pay any taxes except for liens for taxes not yet due and payable. No taxing authority is asserting or threatening to assert against the Company or any of its subsidiaries any deficiency or claim for additional taxes and no tax return of Company or any of its subsidiaries is currently under audit by any tax authority. The provision for taxes on the Company Balance Sheet adequately reflects all tax liabilities in accordance with U.S. generally accepted accounting principles.

      y. FOREIGN CORRUPT PRACTICES ACT. Neither the Company, its subsidiaries nor any of their respective directors, officers or other agents has: (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to any political activity;
(ii) made any direct or indirect unlawful payment of company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person.

      z. COMPLIANCE WITH LAW. To the best of their knowledge, the Company and its subsidiaries have complied in all material respects with all applicable statutes and regulations of the United States and of all states, municipalities and applicable agencies and foreign jurisdictions or bodies in respect of the conduct of its business and operations, and the failure, if any, by the Company or its subsidiaries to have fully complied with any such statute or regulation has not and will not result in a Material Adverse Effect.

      aa. INTERNAL CONTROLS. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      bb.   INVESTMENT COMPANY ACT.  The Company and its subsidiaries are not conducting, and will not conduct, their business in a manner which would cause any of them to become an "investment company," as defined in Section 3(a) of the Investment Company Act of 1940, as amended.

      cc.   BROKERAGE FEES. The Company and its subsidiaries have not
incurred any liability for any consulting fees or agent's commissions in connection with the offer and sale of the Debentures or the Warrants and the transactions contemplated by this Agreement.

      dd. PRIVATE OFFERING. Subject to the accuracy of the Purchasers' representations and warranties set forth in Section 2 hereof, the offer, sale and issuance of the Debentures and the Warrants and the conversion and/or exercise of such securities into shares of Common Stock, each as contemplated by this Agreement, are exempt from the registration requirements of the Securities Act. The Company agrees that neither the Company nor anyone acting on its behalf will offer any of the Debentures and the Warrants, or any similar securities, for issuance or sale, or solicit any offer to acquire any of the same from anyone so as to render the issuance and sale of such securities subject to the registration requirements of the Securities Act. The Company has not offered or sold the Debentures or the Warrants by any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the Securities Act.

      ee. FULL DISCLOSURE. Neither this Agreement, the Primary Documents nor any of the schedules, exhibits, written statements, documents or certificates prepared or supplied by the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which made. Except as disclosed in the SEC Documents and except for matters affecting the industry of the Company as a whole, there exists no fact or circumstance which, to the knowledge of the Company upon due inquiry, could reasonably be anticipated to have a Material Adverse Effect or could adversely affect the ability of the Company to perform its obligations set forth in the Primary Documents.

4.    CERTAIN COVENANTS AND ACKNOWLEDGMENTS

      a. TRANSFER RESTRICTIONS. Each of the Purchasers acknowledges that, except as provided in the Registration Rights Agreement, (i) none of the Securities have been, or are being, registered under the Securities Act, and such securities may not be transferred unless (A) subsequently registered thereunder or (B) they are transferred pursuant to an exemption from such registration; and (ii) any sale of the Securities made in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms of said Rule. The provisions of Section 4.a. and 4.b. hereof, together with the rights and obligations of the Purchasers under this Agreement and the other Primary Documents, shall be binding upon any subsequent transferees of the Securities. In no event shall the Purchasers knowingly make a transfer of any of the Securities to a competitor of the Company in the business of the design, engineering, manufacturing and installation of custom curtainwall systems for the construction industry.

      b. RESTRICTIVE LEGEND. Each of the Purchasers acknowledges and agrees that, until such time as the Securities shall have been registered under the Securities Act or such Purchaser demonstrates to the reasonable satisfaction of the Company that such registration shall no longer be required, such Securities shall bear a restrictive legend in substantially the following form:

         THESE SECURITIES (INCLUDING ANY UNDERLYING SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES
         UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE
         REASONABLY

         SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION SHALL NO LONGER BE REQUIRED.

      c. FILINGS. The Company undertakes and agrees that it will make all required filings in connection with the sale of the Securities to the Purchasers as required by United States laws and regulations, or by any domestic securities exchange or trading market, and if applicable, the filing of a notice on Form D (at such time and in such manner as required by the Rules and Regulations of the Commission), and to provide copies thereof to the Purchasers promptly after such filing or filings.

      d. NASDAQ LISTING. The Company shall use its best efforts to promptly secure the listing of the shares of Common Stock issuable upon the conversion of the Debentures and the exercise of the Warrants upon each national securities exchange or automated quotation system, if any, upon which the Common Stock is then listed. The Company further agrees and covenants that it will not seek to have the trading of its Common Stock on Nasdaq suspended or terminated, will use its best efforts to maintain its eligibility for trading on Nasdaq and, if such trading of its Common Stock is suspended or terminated, will use its best efforts to requalify its Common Stock or otherwise cause such trading to resume.

      e. REPORTING STATUS. The Company shall timely file all reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act and shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

      f. STATE SECURITIES FILINGS. The Company shall from time to time promptly take such action as either of the Purchasers or any of their representatives, if applicable, may request to qualify the Securities for offering and sale under the securities laws (other than United States federal securities laws) of the jurisdictions in the United States as shall be so identified to the Company, and to comply with such laws so as to permit the continuance of sales therein.

      g. USE OF PROCEEDS. The Company will use all of the net proceeds from the sale of the Securities for the Company's working capital.

      h. RESERVATION OF COMMON STOCK. The Company shall at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the conversion of the Debentures and the exercise of the Warrants. The Company will use its best efforts at all times to maintain a number of shares of Common Stock so reserved for issuance that is sufficient to permit the conversion of the Debentures and the exercise in full of the Warrants at such time.

      i. LIMITATION ON CONVERSION AND STOCKHOLDER APPROVAL. In no event shall the Purchaser be permitted to convert a Debenture for any shares of Common Stock in excess of the number of such shares, upon the conversion of which, the number of shares of Common Stock to be issued pursuant to the conversion of any portion of the Debentures, when added to the number of shares of Common Stock issued pursuant all prior conversions of the Debentures and any other issuances of Common Stock required to be aggregated with such shares in respect of the stockholder vote requirements set forth in Nasdaq National Market Rule 4310(c)(25), would equal or exceed twenty percent (20%) of the Common Stock or voting power outstanding on the date of issuance of the Debentures and Warrants (adjusted for events of the type described in Sections 12(a), (b), (c) or (d) of the Debenture) as determined pursuant to Nasdaq National Market rules (the "Cap Amount"). If a Purchaser is prohibited as a result of this provision from converting a Debenture into a total number of shares of Common Stock for which it could otherwise be converted, the Purchaser shall, notwithstanding any other provisions of this Agreement or the Debenture, be entitled to partially convert the Debenture into the maximum number of shares of Common Stock permissible in accordance with the provisions of this Agreement and the Debenture, and this Agreement shall otherwise be unaffected. Such limitation shall not apply to conversions if, prior to such conversion the Company has obtained approval of the holders of a majority of the Company's outstanding Common Stock for the issuance of such shares of Common Stock in excess of the Cap Amount. The Company agrees to use its best efforts to authorize and obtain such stockholder approval for the issuance of the Common Stock issuable upon conversion of the Debentures and upon exercise of the Warrants, if and to the extent such vote may become required, by virtue of adjustments in the conversion price therein provided, in compliance with Nasdaq National Market rules as set forth above.

      j. RETURN OF DEBENTURES ON CONVERSION AND WARRANTS ON EXERCISE. (i) Upon any conversion by a Purchaser of less than all of the aggregate principal amount of Debentures then outstanding, the Company shall issue and deliver to the Purchaser within three (3) days of the conversion date a new certificate or certificates for, as applicable, the total principal amount of Debentures which Purchaser has not yet elected to convert (with the number of and denomination of such new certificate(s) designated by Purchasers).

            (ii) Upon any partial exercise by a Purchaser of Warrants, the Company shall issue and deliver to such Purchaser within three (3) days of the date on which such Warrants are exercised a new Warrant or Warrants representing the number of adjusted shares of Common Stock covered thereby, in accordance with the terms thereof.

      k. REPLACEMENT DEBENTURES AND WARRANTS. (i) The certificate(s) representing the Debentures held by a Purchaser shall be exchangeable, at the option of the Purchaser, at any time and from time to time at the office of Company, for certificates with different denominations representing, as applicable, an equal aggregate principal amount of Debentures, as requested by such Purchaser upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

            (ii) The Warrants will be exchangeable, at the option of a Purchaser, at any time and from time to time at the office of the Company, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock as are purchasable under such Warrants. No service charge will be made for such transfer or exchange.

      l. DIVIDENDS OR DISTRIBUTIONS; PURCHASES OF EQUITY SECURITIES. So long as any portion of the Debentures remain outstanding, the Company agrees that it shall not (i) declare or pay any dividends or make any distributions to any holder or holders of its capital stock, or (ii) purchase or otherwise acquire for value, directly or indirectly, any shares of its capital stock.

      m. SUBORDINATION. Purchasers agree that the payment of principal, interest and all other charges with respect to the Debentures is expressly subordinated in right of payment to the prior payment in cash and satisfaction in full of all Senior Debt (as defined below) on the terms and subject to the conditions set forth in the form of Subordination Agreement attached hereto as Exhibit G ("Subordination Agreement"). As used herein, "Senior Debt" and "Trade Debt" shall have the meanings attributed to them in the Subordination Agreement. Purchasers shall execute Subordination Agreements from time to time with any and all holders of Senior Debt as requested by the Company; provided that the execution of such agreements shall not be required to effect the subordination of the indebtedness represented by the Debenture to any Senior Debt on the terms set forth in the Subordination Agreement, if identified as such by the Company to the Purchasers, such holders being intended beneficiaries of the Subordination Agreement. The Debentures shall be senior to all other classes of equity of the Company and shall rank PARI PASSU with or senior to Trade Debt of the Company incurred in the ordinary course of business and all other indebtedness of the Company other than Senior Debt.

      n. LIMITATION ON FUTURE INDEBTEDNESS. The Company agrees, for so long as the Debentures shall remain outstanding, unless the Purchasers have expressly consented thereto in writing, neither the Company nor any direct or indirect consolidated subsidiary of the Company shall incur, create, assume, guarantee, secure or in any manner become liable in respect of any indebtedness for borrowed money other than (i) Senior Debt (or indebtedness which would be Senior Debt (A) but for the Company's failure to designate such indebtedness as Senior Debt or (B) if the amount of indebtedness held by a holder of Senior Debt under clause (b) of the definition of Senior Debt in the Subordination Agreement does not equal or exceed the minimum amount set forth in such clause (b)), (ii) "Trade Debt"; (iii) indebtedness which is subordinate to the Debentures or (iv) indebtedness not otherwise permitted but not exceeding $500,000 outstanding from time to time (other than debt convertible by its terms into equity or with respect to which or in connection with which the lender(s) or their affiliates received any equity or right to receive equity). Nothing in this section shall in any way limit the ability of the Company or its subsidiaries to incur create, assume, guarantee or become liable for, in the ordinary course of business, obligations incurred in connection with performance bonds, suretyships and the like.

      o. PUT RIGHTS. In addition to any other rights which such person may have, upon the occurrence of a default by the Company under the Registration Rights Agreement with respect to the registration rights of any holder of Securities and for so long as such default shall continue (including a default with respect the registration of any registrable securities by a stated deadline, whether or not such obligation is limited to the Company's "best efforts" or otherwise), each such holder shall have the right, but not the obligation, to put back to the Company any or all of the Securities held by such person in exchange for: (i) the principal amount of any Debentures which it shall have put back to the Company, together with any accrued but unpaid interest thereon, calculated at the rate of 10 1/2% per annum, compounded quarterly, from the Closing Date through the date of payment by the Company with respect to such put; (ii) the principal amount of Debentures converted into shares of Common Stock which such person shall have put back to the Company, together with interest thereon, calculated at the rate of 10 1/2% per annum, compounded quarterly, from the Closing Date through the date of payment by the Company with respect to such put; and (iii) any amounts paid by it (including amounts deemed to be paid by it in connection with cashless exercise) for shares of Common Stock issued in connection with the exercise of Warrants which it shall have put back to the Company.

5.    TRANSFER AGENT INSTRUCTIONS AND CONVERSION MECHANICS

      a. The Company warrants that no instruction, other than the instructions referred to in this Section 5 hereof, prior to the registration and sale under the Securities Act of the Common Stock issuable upon conversion of the Debentures or upon exercise of the Warrants will be given by the Company to its transfer agent and that the shares of Common Stock issuable upon conversion of the Debentures or upon exercise of the Warrants shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement and applicable law. Nothing in this Section shall affect in any way the Purchasers' obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If a Purchaser provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Purchaser of any of the Securities in accordance with Section 4(a) of this Agreement is not required under the Securities Act, the Company shall permit the transfer of the Securities and, in the case of the Common Stock, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such names and in such denominations as specified by the Purchaser.

      b. Each Purchaser shall exercise its right to convert the Debentures or to exercise the Warrants in the manner set forth in the Debentures or the Warrants, respectively. Each date on which Debentures are converted or Warrants are exercisable in accordance with the provisions thereof shall be deemed a "Conversion Date" with respect to such conversion or exercise. For purposes of this Agreement, any conversion of the Debentures or exercise of the Warrants shall be deemed to have been made immediately prior to the close of business on the Conversion Date.

      c. In lieu of delivering physical certificates representing the Common Stock issuable upon the conversion of the Debentures or upon the exercise of the Warrants, provided the Company's transfer agent is participating in the Depositary Trust Company ("DTC") Fast Automated Securities Transfer program, on the written request of the Purchaser, who shall have previously instructed the Purchaser's prime broker to confirm such request to the Company's transfer agent, the Company shall cause its transfer agent to electronically transmit such Common Stock to the Purchaser by crediting the account of such Purchaser's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system no later than three (3) business days after the applicable Conversion Date relating to Debentures or Warrants (each such delivery date, a "Delivery Date").

      d. Nothing herein shall limit the Purchasers' right to pursue actual damages for the Company's failure to so issue and deliver Common Stock to the Purchasers. Furthermore, in addition to any other remedies which may be available to the affected Purchaser, in the event that the Company fails for any reason to effect delivery of such Common Stock within five (5) business days after the relevant Delivery Date, the Purchaser will be entitled to revoke the relevant Notice of Conversion or Form of Election to Purchase by delivering a notice to such effect to the Company, whereupon the Company and the Purchaser shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion or Form of Election to Purchase. For purposes of this Section 5, "business day" shall mean any day in which the financial markets of New York are officially open for the conduct of business therein.

6.    CONDITIONS TO THE COMPANY'S OBLIGATION TO
      ISSUE THE DEBENTURES AND WARRANTS

            Each Purchaser understands that the Company's obligation to issue the Debentures and the Warrants on the Closing Date to the Purchasers pursuant to this Agreement is conditioned upon the satisfaction or waiver by the Company of each of the following conditions:

      a. The accuracy on the Closing Date of the representations and warranties of the Purchasers contained in this Agreement as if made on the Closing Date and the performance by the Purchasers on or before the Closing Date of all covenants and agreements of the Purchasers required to be performed on or before the Closing Date.

      b. The absence or inapplicability of any and all laws, rules or regulations prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

      c. The Purchasers shall have executed this Agreement, the Registration Rights Agreement and the Security Agreements, and delivered the same to the Company.

      d. The Purchasers shall have delivered the full Purchase Price in accordance with Section 1.a. above.

7.    CONDITIONS TO THE PURCHASERS' OBLIGATION TO
      PURCHASE THE DEBENTURES AND THE WARRANTS

            The Company understands that the Purchasers' obligation to purchase the Debentures and the Warrants on the Closing Date is conditioned upon the satisfaction or waiver by the Purchasers of each of the following conditions:

      a. The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date, and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date.

      b. The Company (and any of its subsidiaries parties thereto) shall have executed and delivered to the Purchasers (i) the Registration Rights Agreement, (ii) the Debentures (iii) the Warrants and (iv) the Security Agreements.

      c. On the Closing Date, the Purchasers shall have received an opinion of counsel for the Company, dated the Closing Date, in the form attached as Exhibit H hereto.

      d. On the Closing Date, the Purchasers shall have received a certificate executed by the President or the Chief Executive Officer of the Company and by the Chief Financial Officer of the Company, stating that all of the representations and warranties of the Company set forth in this Agreement and the other Primary Documents are accurate as of the Closing Date and that the Company has performed all of its covenants and agreements required to be performed under this Agreement and the other Primary Documents on or before the Closing Date.

      e. The Purchasers shall have received an incumbency certificate, dated the Closing Date, for the officers of the Company (and any of its subsidiaries, as applicable) executing this Agreement, the Debentures, the Warrants, the Security Agreements and any other documents or instruments delivered in connection with this Agreement at the Closing.

      f. The Purchasers shall have received a certificate of the Secretary or Assistant Secretary of each of the Company and the Domestic Operating Sub, dated the Closing Date, certifying the attached copy of the Articles of Incorporation or Certificate of Incorporation of such entity, certifying the attached copy of the By-laws of such entity, and the resolutions adopted by the Board of Directors of such entity authorizing the actions to be taken by such entity contemplated by this Agreement and the Primary Documents.

      g. The Purchasers shall have received certificates of the Secretary of State of the State of Nevada and Delaware, dated a recent date, to the effect that the Company and the Domestic Operating Sub are in good standing in the State of Nevada and Delaware, respectively, and that all annual reports, if any, have been filed as required and that all taxes and fees have been paid in connection therewith.

      h. The Purchasers shall have received a certified copy of the Articles of Incorporation of the Company as filed with the Secretary of State of the State of Nevada and any amendments thereto through the Closing Date.

      i. The Purchasers shall have received from the Company such other certificates and documents as they or their representatives, if applicable, shall reasonably request, and all proceedings taken by the Company and the Domestic Operating Sub in connection with the Primary Documents contemplated by this Agreement and the other Primary Documents and all documents and papers relating to such Primary Documents shall be satisfactory to the Purchasers.

      j. The Company shall have delivered to the Purchasers reimbursement of the Purchasers' out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement (including fees and disbursements of the Purchasers' legal counsel) in an amount not to exceed $50,000.

      k. No injunction, order, investigation, claim, action or proceeding before any court or governmental body shall be pending or threatened wherein an unfavorable judgment, decree or order would restrain, impair or prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause any such transaction to be rescinded.

      l. The Company shall have obtained in writing or made all consents, waivers, approvals, orders, permits, licenses and authorizations of, any registrations, declarations, notices to and filings and applications with, any governmental authority or any other person or entity (including, without limitation, securityholders and creditors of the Company) required to be obtained or made in order to enable the Company to observe and comply with all its obligations under this Agreement and to consummate the transactions contemplated hereby.

      m. The Company and the Domestic Operating Sub shall have taken all actions necessary to perfect and preserve the security interests granted to the Purchasers by them (including the prompt filing of any UCC-1 statements contemplated by the Primary Documents or the Security Documents, but excluding any routine ministerial procedures necessary to be performed by government employees) pursuant to the Security Agreements and shall have otherwise duly complied with all of the terms and conditions of the Security Agreements; provided that any such filings shall be completed no later than the next business day following the Closing Date. The Company and the Domestic Operating Sub shall pay all costs and taxes associated with such actions and filings.

8.    INDEMNIFICATION

            A.    INDEMNIFICATION OF PURCHASERS BY THE COMPANY.

            The Company hereby agrees to indemnify and hold harmless each of the Purchasers, their affiliates and their respective officers, directors, partners, shareholders, employees and members (collectively, the "Buyer Indemnitees"), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses"), and agrees to reimburse the Buyer Indemnitees for all out-of-pocket expenses (including the fees and expenses of legal counsel), in each case promptly as incurred by the Buyer Indemnitees and to the extent arising out of or in connection with:

            1. any misrepresentation, omission of fact or breach of any of the Company's or the Domestic Operating Sub's representations, warranties or covenants contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company or the Domestic Operating Sub pursuant to this Agreement; or

            2. any failure by the Company or the Domestic Operating Sub to perform any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company or the Domestic Operating Sub pursuant to this Agreement.

            B.    INDEMNIFICATION OF THE COMPANY BY PURCHASERS.

            Each of the Purchasers hereby severally agrees to indemnify and hold harmless the Company, its affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the fees and expenses of legal counsel), to the extent arising out of or in connection with any breach of any of such Purchaser's representations, warranties or covenants contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by such Purchaser pursuant to this Agreement.

            C.    THIRD PARTY CLAIMS.

            Promptly after receipt by either party hereto seeking indemnification pursuant to this Section 8 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Section 8 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses,
(y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld) settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

            D.    RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE.

            The right to indemnification, payment for Losses or other remedy based on any representation, warranty, covenant or obligation of a party hereunder shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

9.    EXPENSES

            The Company covenants and agrees with the Purchasers that the Company shall pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Purchasers' counsel in connection with the issuance of the Securities (not to exceed $50,000), payable on the Closing Date; (ii) all expenses in connection with registration or qualification of the Securities for offering and sale under state securities laws as provided in Section 4.f. hereof; and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section, including the fees and disbursements of the Company's counsel, accountants and other professional advisors, if any.

10.   SURVIVAL

            The agreements, covenants, representations and warranties of the Company and the Purchasers shall survive the execution and delivery of this Agreement and the delivery of the Securities hereunder until all of the Debentures and the Warrants are converted, exercised and satisfied in full and the Company has satisfied in full its obligations under the terms of the Registration Rights Agreement.

11.   OBSERVATION RIGHTS

            In the event of a default by the Company with respect to its obligations under the Debentures to make payments of principal or interest, or to register shares of Common Stock for resale under the Registration Rights Agreement (whether or not the deadlines set forth therein are limited by language that the Company use its "best efforts" or other such language), which default shall remain uncured for a period of at least 30 days after the Company receives a reasonably detailed notice of such default from a Purchaser, then, in addition to any other remedies which the Purchasers may have with respect to such default, the Purchasers shall have the right for so long as such default continues and an additional 60 days after such default is cured to have one representative attend all meetings of the board of directors of the Company and any committees thereof in a nonvoting observer capacity and, in this respect, the Company shall give such representative copies of all notices, minutes, consents, and other material that it provides to its directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes


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

upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege or to protect highly confidential proprietary information. Such representative may participate in discussions of matters brought to the Board of Directors. The Purchasers agree, and any representative of the Purchasers will agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this Agreement. The rights granted to the Purchasers under this Section 11 shall not be limited in any way by Subordination Agreements entered into from time to time by the parties hereto.

12.   MISCELLANEOUS

      a. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York. Each of the parties submits to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement or any of the transactions contemplated hereby, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions.

      b. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original.

      c. HEADINGS. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

      d. INTERPRETATION. This Agreement and each of the Primary Documents have been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party.

      e. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction.

      f. SUCCESSORS. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto, including any transferees of the Warrants and the Debentures.

      g. AMENDMENTS. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement.

      h. MERGER. This Agreement, together with the other Primary Documents, supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

      i. EQUITABLE RELIEF. The Company and the Purchasers each recognize that in the event that any party fails to perform, observe, or discharge any or all of its obligations under this Agreement or the other Primary Documents, any remedy at law may prove to be inadequate relief to the aggrieved party. The Company and the Purchasers therefore agree that an aggrieved party under this Agreement or the other Primary Documents, if such party so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

      j. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

COMPANY:                Flour City International, Inc.
                        1044 Fordtown Road
                        Kingsport, TN  37663
                        ATTENTION: Mr. John Tang
                                   Chief Executive Officer
                                          and
                                   Mr. Johnson Fong
                                   Chief Financial Officer
                        Tel.: (423) 349-8692
                        Fax:  (423) 349-0150

                        WITH A COPY TO:

                        Heller, Ehrman, White & McAuliffe LLP
                        333 Bush Street
                        San Francisco, CA  94104
                        ATTENTION:  Timothy G. Hoxie, Esq.
                        Tel.:  (415) 772-6000
                        Fax:  (415) 772-6268

PURCHASERS:             Dimensional Partners, L.P. and
                        Dimensional Partners, Ltd.
                        c/o JDS Capital Management, Inc.
                        780 Third Avenue
                        New York, NY  10017
                        ATTENTION:  Mr. Joseph Samberg
                                    President
                        Tel.:  (212) 883-9925
                        Fax:  (212) 593-8814

                        WITH A COPY TO:

                        Rosenman & Colin LLP
                        575 Madison Avenue
                        New York, New York  10022
                        ATTENTION:   Michael R. Butowsky, Esq.
                        Tel:   (212) 940-8800
                        Fax:   (212) 940-8776

13.   NON-DISCLOSURE.

      The Purchasers acknowledge that the Company is a publicly-listed company and, as such, is subject to strict regulation governing the disclosure of information relating to corporate transactions. Except as required by law, without the prior written consent of the Company, the Purchasers will not directly or indirectly, make any public comment, statement or communication to any individual or entity with respect to, or otherwise disclose the existence of discussions regarding a possible transaction between the parties or any of the terms, conditions, or other aspects of this Agreement until such time as the transaction is completed, or any confidential information provided by the Company to the Purchasers. Further, the Purchasers acknowledge that they may not trade in the securities of the Company when they are in possession of material, non-public information and that they agree that they will not do so. The Purchasers will not use any confidential information provided by Company to the Purchasers for any purpose other than evaluating an investment by the Purchasers in the Securities. Confidential Information shall include all non-public information provided by the Company to the Purchasers, but shall not include information that (a) is now or subsequently becomes generally available to the public through no wrongful act or omission of the Purchasers, (b) the Purchasers can demonstrate to have had rightfully in their possession prior to disclosure to the Purchasers by the Company, and (c) the Purchasers rightfully obtain from a third party who has the right to transfer or disclose it. If the Purchasers are required by law to make any such disclosure, they shall first provide to the Company the content of the proposed disclosure, the reasons that such disclosure is required by law, and the time and place that the disclosure will be made.

                           [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, this Securities Purchase Agreement has been duly executed by each of the undersigned.

Dated:     June 11, 2001

FLOUR CITY INTERNATIONAL, INC.

By:    /s/  John W. Tang
    --------------------------------
     Name:  John W. Tang
     Title: CEO



PURCHASERS:

DIMENSIONAL PARTNERS, L.P.

By:   JDS ASSET MANAGEMENT, LLC,
        its general partner

By:    /s/  Joseph Samberg
   ---------------------------------
    Name:   Joseph Samberg
    Title:  Managing Member

Principal Amount of Debentures:  $833,333.33

Number of Warrants: 129,972 (subject to adjustment as set forth in the Warrants)


DIMENSIONAL PARTNERS, LTD.

By:    /s/   Joseph Samberg
    --------------------------------
    Name:   Joseph Samberg
    Title:  Director

Principal Amount of Debentures:  $1,666,666.67

Number of Warrants: 259,944 (subject to adjustment as set forth in the Warrants)